UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  April 22, 2004

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

(a).                               On April 22, 2004, Bemis Company, Inc. issued a press release containing its financial results for the first quarter ended March 31, 2004, a copy of which is furnished as Exhibit 99 to this report.  Earnings guidance for the balance of 2004 for Bemis Company is included with this press release and will be available during the regular earnings release conference call scheduled for Thursday, April 22, 2004, at 10:00 a.m. (EDT). Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.”  However, they are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instruction for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer		Stanley A. Jaffy, Vice President and Controller

Date April 22, 2004		Date April 22, 2004